EXHIBIT 10.2

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SECURITIES REPRESENTED HEREBY MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED NOR MAY THE SHARES BE ISSUED UPON EXERCISE UNLESS SUCH SECURITIES AND SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SALE, TRANSFER, PLEDGE OR ISSUANCE IS EXEMPT FROM REGISTRATION.


                          MED-EMERG INTERNATIONAL, INC.

                             STOCK OPTION AGREEMENT



         THIS STOCK OPTION AGREEMENT (the "Agreement"), is made as of August 1, 1999 by and between Med-Emerg International, Inc., an Ontario corporation, (the "Company"), and Dr. Ramesh Zacharias ("Optionee").

                                  R E C I T A L

         Pursuant to the resolutions dated September 27, 1999, the Board of Directors of the Company has ratified the grant to Optionee of a stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

         1. Number of Shares; Option Price. Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms of the Agreement, 400,000 shares of Common Stock of the Company ("Shares") at the price of $1.50 per share.

         2. Term. This Option shall expire on July 31, 2004 (the "Expiration Date") unless such Option shall have been terminated prior to that date in accordance with the provisions of the Agreement.

         3. Shares Subject to Exercise. Shares subject to exercise shall vest as follows:

         (A) 50% of the Shares vest and become subject to exercise at the time YFMC Healthcare Inc becomes a subsidiary of the Company; and



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         (B)   50% of the Shares vest and become subject to exercise upon the completion of an equity financing(s) in the aggregate amount of not less than US$10,000,000.

Notwithstanding the foregoing, none of the Shares will be exercisable until after February 1, 2000. In the event that (i) the Optionee's employment is terminated by the Company other than for Cause (as defined herein) ("Non-Cause Termination") or (ii) the Company is subject to a Change of Control Event (as defined herein) then the vesting of all Shares shall be accelerated and the Option shall become exercisable with respect to 100% of the Shares and 100% of the Shares shall vest on the date of such Non-Cause Termination or Change of Control Event. Each vesting of Shares is an "Installment" and each date Shares vest is an "Installment Date".

         4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of Shares with respect to which the Option is being exercised, together with:

                  (A) a check or money order made payable to the Company in the amount of the exercise price and any applicable federal, state and local withholding tax, (as provided under Paragraph 6 hereof); or

                  (B) the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes (as provided under Paragraph 6 hereof); or

                  (C) (i) the surrender of shares of Common Stock then issuable upon the exercise of the Option, provided the fair market value of such shares of Common Stock is equal on the date to the exercise price, or such portion thereof as Optionee elects to pay by surrender of such stock, plus (ii) the amount of applicable federal, state and local withholding taxes (as provided under Paragraph 6 hereof).

The Option may not be exercised for fractional shares.

         5. Exercise Period. This Option (to the extent then exercisable) may be exercised in whole or in part at any time prior to or on the last Installment Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such period shall automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event shall the time to exercise the Option be extended further than the Expiration Date.








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         6. Tax Withholding. As a condition to exercise of this Option, the
Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Company and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

         7. Nontransferability. This Option may not be assigned or transferred except by will, qualified domestic relations order or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

         8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company.

         10. Restrictions on Sale of Shares. Optionee represents and agrees that, upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraph 7 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance. Notwithstanding the foregoing, Optionee shall be entitled to registration rights no less favorable than, and subject to the terms and conditions of, registration rights granted to any executive officer of the Company.

         11. Notices. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope and mailed (i) certified or registered mail, postage prepaid, with the United States Postal Service or (ii) with an overnight courier for next day delivery. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Chief Financial Officer (as the case may be).








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         12. Definitions. (1) The term "Cause" shall mean (A) the Optionee engaging in activity in competition with the Company; (B) the commission of a felony by Optionee; and/or (C) the habitual abuse of alcohol or controlled substances by Optionee.

               (2) The term "Change of Control Event" shall mean any event whereby:

                  (A) A person (other than a person who is an officer or a Director of Company on the date hereof), including a "Group" as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Company securities having 30% or more of the combined voting power of then outstanding securities of the Company that may be cast for the election of directors of the Company.

               At any time, a majority of the Board nominated slate of candidates for the Board is not elected;

               The Company consummates a merger in which it is not the surviving entity;

               Substantially all the Company's assets are sold; or

               Company's stockholders approve the dissolution or liquidation of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                               MED-EMERG INTERNATIONAL, INC.

                                               By : /S/ KATHRYN GAMBLE
                                               -----------------------
                                               Name: Kathryn Gamble
                                               Title:   Chief Financial Officer

                                               OPTIONEE


                                               By: /S/ DR. RAMESH ZACHARIAS
                                               ----------------------------
                                               Name: Dr. Ramesh Zacharias
                                               Title:   Chief Executive Officer